Exhibit 99.4

Dear Member:

The Board of Directors of SharePlus Federal Bank has voted unanimously in favor of a plan of conversion whereby SharePlus Federal Bank will convert from the mutual to the stock form of organization. We are converting so that SharePlus Federal Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

The Proxy Card

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by internet, as instructed on the proxy card. If you have an IRA or other Qualified Retirement Plan account for which SharePlus Federal Bank acts as trustee and we do not receive a proxy from you, SharePlus Federal Bank, as trustee for your account, intends to vote in favor of the plan of conversion on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Order

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of SP Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of SP Bancorp, Inc. and our operations. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to SP Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery to any full service branch, or by overnight courier to the SP Bancorp, Inc. Conversion Center located at 5224 W. Plano Parkway, Plano, Texas 75093. Your order must be physically received (not postmarked) by SP Bancorp, Inc. no later than 4:00 p.m., Dallas Time, on      day,              , 2010.

If you have any questions after reading the enclosed material, please call our Conversion Center at     -    -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

Sincerely,

Jeffrey Weaver

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Member:

The Board of Directors of SharePlus Federal Bank has voted unanimously in favor of a plan of conversion whereby SharePlus Federal Bank will convert from the mutual to the stock form of organization. We are converting so that SharePlus Federal Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by internet, as instructed on the proxy card. If you have an IRA or other Qualified Retirement Plan account for which SharePlus Federal Bank acts as trustee and we do not receive a proxy from you, SharePlus Federal Bank, as trustee for your account, intends to vote in favor of the plan of conversion on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of SP Bancorp, Inc. or (2) an agent of SharePlus Federal Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Conversion Center at     -    -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

Sincerely,

Jeffrey Weaver

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Dear Friend of SharePlus Federal Bank:

The Board of Directors of SharePlus Federal Bank has voted unanimously in favor of a plan of conversion whereby SharePlus Federal Bank will convert from the mutual to the stock form of organization. We are converting so that SharePlus Federal Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of SP Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of SP Bancorp, Inc. and our operations. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to SP Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery to any full service branch, or by overnight courier to the SP Bancorp, Inc. Conversion Center located at 5224 W. Plano Parkway, Plano, Texas 75093. Your order must be physically received (not postmarked) by SP Bancorp, Inc. no later than 4:00 p.m., Dallas Time, on      day,              , 2010.

If you have any questions after reading the enclosed material, please call our Conversion Center at     -    -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

Sincerely,

Jeffrey Weaver

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

SP Bancorp, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by SP Bancorp, Inc.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of SharePlus Federal Bank and the proposed stock offering by SP Bancorp, Inc. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to SP Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery to any full service branch, or by overnight courier to the SP Bancorp, Inc. Conversion Center located at 5224 W. Plano Parkway, Plano, Texas 75093. Your order must be physically received (not postmarked) by SP Bancorp, Inc. no later than 4:00 p.m., Dallas Time, on      day,              , 2010.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our Conversion Center at     -    -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

Sincerely,

Jeffrey Weaver

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Customer of SharePlus Federal Bank:

At the request of SharePlus Federal Bank and its proposed new holding company, SP Bancorp, Inc., we have enclosed material regarding the offering of common stock of SP Bancorp, Inc. The material is offered in connection with the conversion of SharePlus Federal Bank from the mutual to the stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of SP Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to SP Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery to any full service branch, or by overnight courier to the SP Bancorp, Inc. Conversion Center located at 5224 W. Plano Parkway, Plano, Texas 75093. Your order must be physically received (not postmarked) by SP Bancorp, Inc. no later than 4:00 p.m., Dallas Time, on      day,              , 2010.

If you have any questions after reading the enclosed material, please call the Conversion Center at     -    -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time, and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus

[Cover page]

SharePlus Federal Bank

Proxy Q&A

Questions & Answers About Voting

The Board of Directors of SharePlus Federal Bank has voted unanimously in favor of a plan of conversion whereby SharePlus Federal Bank will convert from the mutual to the stock form of organization, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of SharePlus Federal Bank at a special meeting of members. In connection with the conversion, SharePlus Federal Bank’s new holding company, SP Bancorp, Inc., is offering shares of its common stock for sale in an initial public offering.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the conversion and return your proxy today.

Q.	Why is SharePlus Federal Bank converting to the stock form of organization?

A.	We are converting so that SharePlus Federal Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The Plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts will remain as they were prior to the conversion.

Q.	Who is eligible to vote on the conversion?

A.	Depositors of SharePlus Federal Bank as of the close of business on , 2010 (the “Voting Record Date”) are eligible to vote at the special meeting of members.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of SP Bancorp, Inc.?

A.	No. Voting for the plan of conversion does not obligate you to buy shares of common stock of SP Bancorp, Inc.

Q.	How do I vote my proxy?

A.	You can vote by one of the following ways:

•	By mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”

•	By telephone or by internet as instructed on the proxy card.

Should you choose to attend the special meeting of members and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

Additional Information

Q.	What if I have additional questions or require more information?

A.

SharePlus Federal Bank’s proxy statement and the prospectus that accompanies this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Conversion Center at     -    -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time. Additional material may only be obtained from the Conversion Center. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

SP Bancorp, Inc.

Stock Q&A

Questions & Answers About the Stock Offering

The Board of Directors of SharePlus Federal Bank has voted unanimously in favor of a plan of conversion whereby SharePlus Federal Bank will convert from the mutual to the stock form of organization, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of SharePlus Federal Bank at a special meeting of members. In connection with the conversion, SharePlus Federal Bank’s new holding company, SP Bancorp, Inc., is offering shares of its common stock for sale in an initial public offering.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Why is SharePlus Federal Bank converting to the stock form of organization?

A.	We are converting so that SharePlus Federal Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts will remain as they were prior to the conversion.

Q.	Who can purchase stock?

A.	The common stock of SP Bancorp, Inc. will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of SharePlus Federal Bank with accounts totaling $50 or more as of March 31, 2009;

2)	SharePlus Federal Bank’s tax-qualified employee benefit plans, including the employee stock ownership plan and 401(k) plan;

3)	Supplemental Eligible Account Holders - depositors of SharePlus Federal Bank with accounts totaling $50 or more as of , 2010; and

4)	Other Members - depositors of SharePlus Federal Bank with accounts as of , 2010.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.	SP Bancorp, Inc. is offering for sale a maximum of 1,725,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, SP Bancorp, Inc. may increase the maximum and sell up to 1,983,750 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $250,000 (25,000 shares); no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than $400,000 (40,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to SP Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery to any full service branch, or by overnight courier to the SP Bancorp, Inc. Conversion Center located at 5224 W. Plano Parkway, Plano, Texas 75093. Stock order forms may not be delivered to any SharePlus Federal Bank branch offices. Your order must be physically received (not postmarked) by SP Bancorp, Inc. no later than 4:00 p.m., Dallas Time, on , 2010. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at SharePlus Federal Bank. Checks and money orders must be made payable to SP Bancorp, Inc. Withdrawals from a deposit account or a certificate of deposit at SharePlus Federal Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my SharePlus Federal Bank home equity line of credit to subscribe for shares of common stock?

A.	No. SharePlus Federal Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a SharePlus Federal Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by SP Bancorp, Inc. no later than : p.m., Dallas Time on , 2010.

Q.	Can I subscribe for shares using funds in my IRA at SharePlus Federal Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at SharePlus Federal Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Conversion Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	No. With the exception of certain orders placed through an IRA, Keogh or 401(k) plan, a name can be deleted only in the event of the death of a named eligible depositor.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at SharePlus Federal Bank’s passbook savings rate from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Following the offering, we initially do not expect to pay cash dividends on the common stock.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion, our shares of common stock are expected to trade on the Nasdaq Capital Market under the symbol “SPBC.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Additional Information

Q. What if I have additional questions or require more information?

A.

SP Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Conversion Center at     -    -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time. Additional material may only be obtained from the Conversion Center. Please note that the Conversion Center will be closed from 12:00 noon Friday, September 3rd, through 12:00 noon Tuesday, September 7th, in observance of the Labor Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

SharePlus Federal Bank

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Board of Directors of SharePlus Federal Bank has voted unanimously in favor of a plan of conversion whereby SharePlus Federal Bank will convert from the mutual to the stock form of organization. We are converting so that SharePlus Federal Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Conversion Center at     -    -             , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time.

Sincerely,

Jeffrey Weaver

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus

PROXY REQUEST

[Logo]

WE NEED YOUR VOTE

Dear Member:

Your vote on our plan of conversion has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion and urges you to vote “FOR” the conversion. Your deposit accounts or loans with SharePlus Federal Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

Please vote by completing and mailing your signed proxy card in the enclosed postage-paid envelope. You can also vote by telephone or by internet, as instructed on the proxy card. If you have any questions, please call our Conversion Center at      -    -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time.

Sincerely,

Jeffrey Weaver

President and Chief Executive Officer

	logo		REVOCABLE PROXY

	☑ Please vote by marking one of the boxes as shown.	CONTROL #

	1. Approval of the Plan of conversion of SharePlus Federal Bank			ç P R O X Y
ç D E T A C H H E R E ç	FOR ☐ AGAINST ☐

The undersigned acknowledges receipt of a Notice of Special Meeting of Members, the proxy statement of SharePlus Federal Bank dated             , 2010, and the prospectus of SP Bancorp, Inc. prior to the execution of this proxy.

è

		Signature Joint accounts need only one signature.	Date	C A R D ç
PLEASE SIGN, DATE AND RETURN ALL PROXY CARDS THAT YOU RECEIVE IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. NONE ARE DUPLICATES.

é DETACH HERE THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION

VOTE BY 1 OF 3 WAYS

VOTE BY MAIL or è	VOTE BY TELEPHONE or è	VOTE BY INTERNET
DETACH THE ABOVE [color] PROXY CARD ☑ VOTE, SIGN, DATE & RETURN THE CARD IN THE ENCLOSED [color] PROXY RETURN ENVELOPE	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD IN FRONT OF YOU: CALL 1-800-xxx-xxxx	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD IN FRONT OF YOU: VISIT http://www.VOTE
YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE	IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL

VOTING “FOR” THE CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK AND

DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS

PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY

DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS

ç D E T A C H H E R E ç	logo	REVOCABLE PROXY	ç P R O X Y C A R D ç

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SHAREPLUS FEDERAL BANK FOR A SPECIAL MEETING OF MEMBERS

TO BE HELD ON _________ ___, 2010

The undersigned member of SharePlus Federal Bank (the “Bank”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Bank (the “Meeting”) to be held at ____________________ located at ___________, Plano, Texas 75093, at ____ __.m., Dallas Time, on ________, ___________, 2010, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as indicated on the reverse side hereof to vote FOR or AGAINST:

1.          A plan of conversion pursuant to which the Bank will convert to a federally chartered stock savings bank. As part of the conversion, a new Maryland corporation named SP Bancorp, Inc., which will become the stock holding company for the Bank, will offer shares of common stock for sale in a public stock offering. As a result of the conversion, members of the Bank (depositors of the Bank) will no longer have voting rights unless they become stockholders of the new Maryland corporation; and

Such other business as may properly come before the Meeting or any adjournment thereof.

NOTE: The Board of Directors is not aware of any other matter that may come before the Meeting.

If signed, this proxy will be voted as directed, but if no choice is made, a signed proxy will be voted for the proposal stated. Voting for approval of the Plan of Conversion will also include approval of the articles of incorporation and bylaws of SP Bancorp, Inc. (including the anti-takeover/limitation of stockholder rights provisions) and the merger contemplated by the plan.

If any other business is presented at the meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Bank at said Meeting of the member’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF SP BANCORP, INC. COMMON STOCK IN THE STOCK OFFERING.
IMPORTANT: PLEASE VOTE, DATE AND SIGN, ON REVERSE SIDE

é

DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF THE PLAN OF CONVERSION

VOTING “FOR” THE CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK AND

DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS

PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY

DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS), Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Conversion Center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

An Invitation	Community Meetings

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, SP Bancorp, Inc.

❖ Members of senior management will discuss SharePlus Federal Bank’s operations, past performance and financial history.

❖ You will be able to meet one-on-one with SharePlus Federal officers to ask questions.

❖ There will be no sales pressure. You will receive SP Bancorp, Inc. stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in             . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Conversion Center at (xxx)-xxx-xxxx Monday thru Friday, 10:00 a.m. to 4:00 p.m., Dallas Time.

SP Bancorp, Inc. [logo)]

Proposed Holding Company for

SharePlus Federal Bank

Day, Month

Location

Address

City, State Zip Code

❖

Day, Month

Location

Address

City, State Zip Code

SP Bancorp, Inc.

(logo)

Proposed Holding Company for

SharePlus Federal Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

SharePlus Federal Bank

[LOGO]

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

SharePlus Federal Bank

            , 2010

Dear                     :

The Boards of Directors of SharePlus Federal Bank have voted unanimously in favor of a plan of conversion, whereby SharePlus Federal Bank will convert from the mutual to the stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at              on      at      :00 _ . _, Dallas Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Conversion Center at     -    -            , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Dallas Time.

Sincerely,

Jeffrey Weaver

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

SP Bancorp, Inc.

            , 2010

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of SP Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of SP Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

If you have any questions, please call our Conversion Center at     -    -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Dallas Time.

SP Bancorp, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

SP Bancorp, Inc.

            , 2010

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for      shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on              , 2010; this is your stock purchase date. Trading will commence on the Nasdaq Capital Market under the symbol “SPBC” on              , 2010.

Thank you for your interest in SP Bancorp, Inc. Your stock certificate will be mailed to you shortly.

SP Bancorp, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

SP Bancorp, Inc.

            , 2010

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in SP Bancorp, Inc. and hope you become an owner of our stock in the future. The stock is expected to trade on the Nasdaq Capital Market under the symbol “SPBC” on             , 2010.

SP Bancorp, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

SP Bancorp, Inc.

            , 2010

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of SB Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company

Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016

1 (800) 368-5948

email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of SB Bancorp, Inc., I thank you for supporting our offering.

Sincerely,

Jeffrey Weaver

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

SP Bancorp, Inc.

            , 2010

Dear Interested Subscriber:

We regret to inform you that SharePlus Federal Bank and SP Bancorp, Inc., the holding company for SharePlus Federal Bank, did not accept your order for shares of SP Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion, which gives SharePlus Federal Bank and SP Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

SP Bancorp, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

            , 2010

To Our Friends:

We are enclosing material in connection with the stock offering by SP Bancorp, Inc., the proposed holding company for SharePlus Federal Bank.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at      :      p.m., Dallas Time, on              , 2010. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by SharePlus Federal Bank, SP Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

SP Bancorp, Inc.

[logo]

An Invitation

To Attend a Community Meeting

SP Bancorp, Inc. is offering shares of its common stock in connection with the conversion of SharePlus Federal Bank into the stock form of organization.

1,275,000 – 1,725,000 shares of SP Bancorp, Inc. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Conversion Center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Dallas Time.